Exhibit 99.1

For Immediate Release Contact: David S. Silverman (802) 888-6600

Union Bankshares Announces Earnings for the three and six months ended June 30, 2020 and Declares Quarterly Dividend

Morrisville, VT July 15, 2020 - Union Bankshares, Inc. (NASDAQ - UNB) today announced results for the three and six months ended June 30, 2020 and declared a regular quarterly cash dividend. Consolidated net income for the three months ended June 30, 2020 were $2.7 million, or $0.60 per share, compared to $2.5 million, or $0.56 per share, for the same period in 2019 and $4.9 million, or $1.09 per share, for the six months ended June 30, 2020, compared to $5.2 million, or $1.15 per share, for the same period in 2019.
Second Quarter Highlights
Consolidated net income increased $138 thousand, or 5.4%, to $2.7 million for the second quarter of 2020 compared to the second quarter of 2019 due to increases in net interest income of $271 thousand and noninterest income of $517 thousand, partially offset by increases in the provision for loan losses of $350 thousand and noninterest expenses of $311 thousand.
Union originated $68.5 million in Paycheck Protection Program ("PPP") loans to assist customers during the economic disruption caused by COVID-19. Interest income and origination fees from PPP loans was $368 thousand for the three months ended June 30, 2020.

Additionally, sales of qualifying residential loans to the secondary market for the second quarter of 2020 were $55.4 million resulting in gain on sales of $1.4 million, compared to sales of $35.2 million and gain on sales of $683 thousand for the second quarter of 2019.
Year-to-Date Highlights
Consolidated net income was $4.9 million, or $1.09 per share, compared to $5.2 million, or $1.15 per share, for the six months ended June 30, 2020 and 2019, respectively. The reduction in earnings from the 2019 comparison period was due to increases of $600 thousand in the provision for loan losses and $956 thousand in noninterest expenses partially offset by increases in net interest income of $412 thousand and $803 thousand in noninterest income.
Interest income increased $412 thousand, or 2.8%, to $15.3 million for the six months ended June 30, 2020 compared to $14.9 million for the six months ended June 30, 2019. Despite the Federal Reserve initiating a 150 basis point reduction in short term interest rates in March 2020, interest income increased $606 thousand primarily due to higher volumes of loans during the first six months of 2020 compared to the same period in 2019, partially offset by a reduction in earnings from the investment portfolio. Interest expense was $2.8 million for the six months ended June 30, 2020 compared to $2.6 million for the six months ended June 30, 2019.

The provision for loan losses was $800 thousand for the six months ended June 30, 2020 compared to $200 thousand for the same period in 2019. The increase in the provision resulted from management's adjustment to the economic qualitative factors utilized to estimate the allowance for loan losses due to the economic disruption currently impacting our borrowers.
Total noninterest income amounted to $5.5 million for the six months ended June 30, 2020 compared to $4.7 million for the six months ended June 30, 2019, an increase of $803 thousand, or 17.1%. The increase is primarily due to an increase in the gain on sale of residential loans. Sales of qualifying residential loans amounted to $97.8 million for the six months ended June 30, 2020 compared to $56.7 million for the same period in 2019.
Total noninterest expenses were $14.3 million for the six months ended June 30, 2020 compared to $13.3 million for the same period in 2019. Increases of $249 thousand in salaries and wages, $152 thousand in employee benefits, $132 thousand in occupancy expenses, $357 thousand in equipment expenses, and $66 thousand in other expenses occurred during the comparison periods due to planned technology infrastructure spending, discretionary hiring of high value staff to allow continued growth in the franchise, and continued development of newer branch locations.
Total assets increased to $917.1 million as of June 30, 2020 from $872.9 million as of December 31, 2019. Loan growth continues to drive asset growth with total loans of $735.4 million as of June 30, 2020 compared to $678.7 million as of December 31, 2019. The increase in loans is due to the PPP loans discussed above, increased volumes of residential loans, partially offset by annual maturity of municipal loans. Total deposits increased $75.5 million, or 10.1%, since December 31, 2019 due to proceeds of PPP loans deposited into Union Bank accounts, receipt of stimulus money, and continued lack of spending by Union's customers. The general slow down in the economy during the second quarter of 2020 resulted in higher levels of liquidity which were utilized to repay $40.0 million in Federal Home Loan Bank advances.
The Company had total equity capital of $75.8 million with a book value per share of $16.93 as of June 30, 2020 compared to $71.8 million and $16.06 per share as of December 31, 2019.

The Board of Directors declared a cash dividend of $0.32 per share for the quarter payable August 6, 2020 to shareholders of record as of July 27, 2020.
The Board of Directors, along with management, continue to monitor and assess the extent to which the COVID-19 pandemic impacts our business, operations, and financial results that will depend on numerous factors that we may not be able to accurately predict. As is the case in many other states, the Governors of Vermont and New Hampshire have begun re-opening non-essential businesses. These and other governmental measures taken in response to the COVID-19 health emergency may adversely impact many of our loan and deposit customers, and accordingly, may also adversely affect our banking operations and financial results in future periods.
About Union Bankshares, Inc.
Union Bankshares, Inc., headquartered in Morrisville, Vermont, is the bank holding company parent of Union Bank, which provides commercial, retail, and municipal banking services, as well as, asset management services throughout northern Vermont and New Hampshire. Union Bank operates 20 banking offices, two loan centers, and multiple ATMs throughout its geographical footprint.
Since 1891, Union Bank has helped people achieve their dreams of owning a home, saving for retirement, starting or expanding a business and assisting municipalities to improve their communities. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in lives of low to moderate home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators and has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank's employees contribute to the communities where they work and reside, serving on non-profit boards, raising funds for worthwhile causes, and giving countless hours in serving our fellow residents. All of these efforts have resulted in Union receiving and "Outstanding" rating for its compliance with the Community Reinvestment Act ("CRA") in its most recent examination. Union Bank is proud to be one of the few independent community banks serving Vermont and New Hampshire and we maintain a strong commitment to our core traditional values of keeping deposits safe, giving customers convenient financial choices and making loans to help people in our local communities buy homes, grow businesses, and create jobs. These values--combined with financial expertise, quality products and the latest technology--make Union Bank the premier choice for your banking services, both personal and business. Member FDIC. Equal Housing Lender.

Forward-Looking Statements
Statements made in this press release that are not historical facts are forward-looking statements. Investors are cautioned that all forward-looking statements necessarily involve risks and uncertainties, and many factors could cause actual results and events to differ materially from those contemplated in the forward-looking statements. When we use any of the words “believes,” “expects,” “anticipates” or similar expressions, we are making forward-looking statements. The following factors, among others, could cause actual results and events to differ from those contemplated in the forward-looking statements: uncertainties associated with general economic conditions; changes in the interest rate environment; inflation; political, legislative or regulatory developments; acts of war or terrorism; the markets' acceptance of and demand for the Company's products and services; technological changes, including the impact of the internet on the Company's business and on the financial services market place generally; the impact of competitive products and pricing; and dependence on third party suppliers. For further information, please refer to the Company's reports filed with the Securities and Exchange Commission at www.sec.gov or on our investor page at www.ublocal.com.